Exhibit 10.6

FORBES ENERGY SERVICES

INCENTIVE COMPENSATION PLAN

NON-QUALIFIED

STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of                      (the “Award Date”), by and between Forbes Energy Services, Ltd., an exempted company formed under the laws of Bermuda (the “Company”), and              (“Optionee”).

1. GRANT OF STOCK OPTION. Pursuant to the Forbes Energy Services Incentive Compensation Plan (the “Plan”), the Company hereby grants to Optionee a Stock Option (this “Stock Option”) to purchase from the Company up to              shares of Common Stock of the Company at an exercise price of $              per share (the Fair Market Value of the Shares as of the Award Date), subject to the all of the terms and conditions of this Agreement and the Plan. This Stock Option is not intended to qualify as an “incentive stock option” under Code Section 422.

2. EFFECT OF THE PLAN. This Stock Option is subject to all of the terms and conditions of the Plan, which terms and conditions are incorporated herein for all purposes, and of this Agreement together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan at any time without the consent of Optionee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Optionee hereunder, and this Stock Option shall be subject, without further action by the Company or Optionee, to such amendment, modification, restatement or supplement unless provided otherwise therein. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

3. VESTING AND EXERCISE. This Stock Option shall be exercisable upon vesting in accordance the following vesting schedule:

Vesting Date	Vesting Percentage
First Anniversary of the Award Date	One Third ( 1/3)
Second Anniversary of the Award Date	One Third ( 1/3)
Third Anniversary of the Award Date	One Third ( 1/3)

Notwithstanding the foregoing schedule, the Stock Option shall vest and become immediately exercisable upon a Change of Control or Optionee’s Retirement. For purposes of this Agreement, “Retirement” shall mean Optionee’s retirement from employment with the Company and all of its Affiliates, other than for Cause, on or after the date Optionee attains age 60 provided Optionee has completed ten (10) years of service as of the date Optionee retires from service, or on or after Optionee attains age 65. Change in Control shall have the same meaning as set forth in Section 2.6 of the Plan.

4. TERMINATION. Except as otherwise provided herein, the portion of this Stock Option that is unvested shall terminate immediately upon termination of Optionee’s Continuous Service (as defined in Section 2.12 of the Plan) with the Company or its Affiliates. The vested portion of this Stock Option shall automatically terminate and all rights to exercise this Stock Option shall cease upon the first of the following to occur:

(a) the date that Optionee’s Continuous Service is terminated for Cause;

(b) 5 p.m. on the first anniversary of the termination of Optionee’s Continuous Service by reason of death, Disability or Retirement;

(c) 5 p.m. on the date that is ninety (90) days following termination of Optionee’s Continuous Service (other than upon Optionee’s death or Disability, or for Cause); unless Optionee dies within such ninety (90) day period, in which case 5 p.m. on the first anniversary of the Termination Date; or

(d) 5 p.m. on the tenth (10 th) anniversary of the Award Date.

5. TIME AND MANNER OF EXERCISE. This Stock Option may be exercised, in whole or in part, by submitting to the Committee an exercise agreement in the form prescribed by the Committee and duly executed by Optionee (or, following Optionee’s Disability or death, his legal representative, estate or heirs, as the case may be). The amount of the exercise price may be submitted (a) by payment to the Company of the amount of such consideration by cash, wire transfer, certified check or bank draft; or (b) any other consideration deemed acceptable by the Committee, in its sole and absolute discretion. This Stock Option may be exercised with respect to whole Shares only.

6. WITHHOLDING TAXES. Prior to the issuance of Shares upon exercise of this Stock Option, Optionee must satisfy applicable federal, state and local tax withholding obligations (a) by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft; (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the Stock Option or the delivery of unrestricted Shares owned by Optionee for more than six (6) months (or such shorter or longer period as is necessary to avoid a charge to earnings on the Company’s financial statements) and having a Fair Market Value equal to the minimum withholding obligation; or (c) pursuant to a written agreement between Optionee and the Company authorizing the Company to withhold from Optionee’s regular wages the amount of such withholding tax obligation. If Optionee elects to use and the Committee permits either method described in subsection 6(b) herein in full or partial satisfaction of any withholding tax liability resulting from the exercise of this Stock Option, the Company shall remit an amount equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

7. OPTIONS NOT TRANSFERABLE. Neither this Stock Option nor any of the rights and privileges hereunder may be transferred, sold, assigned, pledged, gifted or otherwise transferred in any manner other than by will or by the laws of descent and distribution. Except as otherwise provided, this Stock Option may be exercised during Optionee’s lifetime only by Optionee. Any attempted transfer, sale, assignment, pledge, gift or other transfer of this Stock Option or of any right or privilege hereunder contrary to the provisions of this Agreement or the Plan, and the levy of any execution, attachment or similar process upon this Stock Option or any right or privilege hereunder, shall be null and void and without force or effect.

8. COMPLIANCE WITH SECURITIES AND OTHER LAWS. As a condition to the issuance or transfer of any Shares issuable in connection with the exercise of this Stock Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Shares issuable in connection with the exercise of this Stock Option until the Company has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations and that Optionee has tendered to the Company any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Company has a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Shares issuable in connection with the exercise of this Stock Option or any agreement, instrument or certificate evidencing such Shares for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act, or under any other state, federal or foreign law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Shares issuable in connection with the exercise of this Stock Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Shares issuable in connection with the exercise of this Stock Option if such refusal is based upon the foregoing provisions of this Section 8. As a condition to any issuance, delivery or transfer of any Shares issuable in connection with the exercise of this Stock Option, the Company may place legends on any agreement, instrument or certificate evidencing such Shares, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the recipient of such Shares to the effect that such recipient is acquiring such Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal, state or foreign securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

9. NO RIGHT TO EMPLOYMENT OR CONTINUATION OF RELATIONSHIP. Nothing in this Award or the Plan shall confer upon or be construed as giving Optionee any right to remain in the employ of the Company or an Affiliate. Further, the Company or an Affiliate may at any time dismiss Optionee from employment with the Company or any Affiliate, free from any liability or any claim pursuant to this Agreement and the Plan, unless otherwise expressly provided in this Agreement or the Plan.

10. AMENDMENT. Except as provided in Section 12.4(c) of the Plan, the Board may at any time, add to, repeal or otherwise amend any of the terms of this Stock Option and, without limiting the generality of the foregoing, may make the following changes, deletions, revisions or amendments:

(a) any amendment to the vesting provisions of this Stock Option;

(b) any amendment to the termination provisions of this Stock Option, provided that such amendment does not entail an extension beyond the expiration date of this Stock Option; and

(c) any amendment with respect to the method or manner of exercise of this Stock Option;

provided that no such addition, repeal, or amendment shall in any manner materially adversely affect the rights of Optionee under this Stock Option without Optionee’s consent.

11. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

12. SEVERABILITY. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or with respect to Optionee or would disqualify the Plan or this Stock Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or this Stock Option, such provision shall be stricken as to such jurisdiction or with respect to Optionee and the remainder of this Agreement shall remain in full force and effect.

13. NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Stock Option. If this Stock Option vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to this Stock Option.

14. HEADINGS. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

15. GENDER AND NUMBER. In construing this Agreement, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

16. EXTENSION OF EXERCISE PERIOD. Notwithstanding any provision herein to the contrary, and only to the extent that extension would not result in characterization of this Stock Option as deferred compensation under Section 409A of the Code, if the period during which this Stock Option may otherwise be exercised hereunder expires during or within ten business days after a black out period imposed by the Company under the Company’s Insider Trading Policy (a “Black Out Period”), then the period during which this Stock Option may be exercised shall be extended to the date that is ten business days after the last day of such Black Out Period, after which time this Stock Option shall expire and terminate.

17. CAPITAL ADJUSTMENTS. If any change is made in the Common Stock subject to this Stock Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this Stock Option shall be appropriately adjusted in the class(es) and number of Shares and price per Share of Common Stock subject to this Stock Option. The Committee shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company).

18. NOTICES. Any notice or other written instrument required or permitted to be given, made or sent under the Agreement shall be in writing, signed by the party giving or making the same and shall be sent by United States mail, registered or certified, with postage prepaid, to the addresses set forth below:

If to Company:	Forbes Energy Services, Ltd.
Attention: Chief Financial Officer
3000 South Business Highway 281
Alice, Texas 78332

If to Optionee:	To the latest address of record for
Optionee according to the
personnel records of the
Company.

Either party shall have the right to change the place to which any such notice or other written instrument shall be sent by notice sent pursuant to this Section 16. The date of mailing of any notice or other written instrument shall be deemed to be the date of such notice or instrument and shall be effective from such date.

19. EMPLOYMENT AGREEMENT CONTROLS. Notwithstanding any language in this Agreement to the contrary, to the extent of any conflict between this Agreement and any written employment agreement with Optionee, the terms of such employment agreement shall control.

Remainder of Page Intentionally Left Blank. Signature Pages Follow.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and Optionee has executed this Agreement, all as of the date first above written.

FORBES ENERGY SERVICES LTD.

By:
Title:

OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS STOCK OPTION SHALL VEST AND BE EXERCISABLE, IF AT ALL, ONLY DURING THE PERIOD OF OPTIONEE’S SERVICE TO THE COMPANY OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THIS STOCK OPTION). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF OPTIONEE’S SERVICE TO THE COMPANY. Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all of the terms and provisions hereof and thereof. Optionee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

OPTIONEE

DATED:	SIGNED: